UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 25, 2014

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 25, 2014, Mr. Michael Fuchs, Chairman of the Board of Directors of Autobytel Inc., (“Autobytel” or “Company”) sent a letter to Ancora Advisors LLC responding to letters dated November 10, 2014 from Ancora Advisors LLC.  A copy of Mr. Fuchs’ letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 25, 2014, the Company announced in a press release that since November 10, 2014 it had repurchased 164,028 shares of its common stock under its previously authorized $3.0 million stock repurchase program.  The shares repurchased are being retired and returned to their status of authorized and unissued shares.

In light of the recent stock repurchases, the Company reminded stockholders about the Company’s Tax Benefit Preservation Plan, adopted in May 2010 and as amended April 14, 2014.  The Plan was adopted to protect stockholder value by seeking to preserve the Company’s substantial net operating loss carryovers and other tax attributes for United States federal and state income tax purposes that can generally be used to offset future taxable income, and therefore, reduce federal and state income tax obligations.  These tax benefits would be substantially limited if the Company were to experience an “ownership change,” as defined in Section 382 of the Internal Revenue Code, as amended.

In general, an ownership change will occur if the Company’s “5-percent shareholders,” for purposes of Section 382, collectively increase their ownership in the Company by an aggregate of more than 50 percentage points over a rolling three-year period.  The Tax Benefit Preservation Plan is designed to reduce the likelihood that the Company experiences such an ownership change by discouraging any person or group from becoming a new 5-percent shareholder under Section 382.  The plan is triggered upon the acquisition of beneficial ownership of 4.90% or more of the Company’s outstanding common stock.

After giving effect to the Company’s recent stock repurchases, the number of outstanding shares of common stock of the Company now stands at 8,868,848 shares.  Persons or groups considering the acquisition of shares of beneficial ownership of the Company’s common stock should first evaluate their percentage ownership based on this revised outstanding share number to ensure that the acquisition of shares does not result in beneficial ownership of 4.9% or more of outstanding shares.

A copy of Autobytel’s press release announcing the share repurchases is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Letter dated November 25, 2014 from Mr. Fuchs to Ancora Advisors LLC

99.2	Press Release dated November 25, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 25, 2014
Autobytel Inc.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

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INDEX OF EXHIBITS

Exhibit No.                         Description of Document

99.1	Letter dated November 25, 2014 from Mr. Fuchs to Ancora Advisors LLC

99.2	Press Release dated November 25, 2014

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